Exhibit (a)(1)(B)

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Tax ID certification on file:<Certified Y/N> TOTAL SHARES12345678901234 ACCOUNT CODE12345678901234 CONTROL CODE12345678901234

TO PARTICIPATE IN THE INVENTRUST PROPERTIES CORP. DUTCH AUCTION YOU MUST SUBMIT YOUR INSTRUCTIONS IN ONE OF THE FOLLOWING WAYS:

Option 1) Internet—Visit the Offer Website at www.inventrustdutchauction.com and using the Account and Control Codes printed above, sign in and follow the instructions on the site.

Option 2) Mail—Complete the instructions, sign and return this Letter of Transmittal in the envelope provided.

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock of

INVENTRUST PROPERTIES CORP.

Pursuant to the Offer to Purchase

dated October 12, 2021

NAME:	SOCIAL SECURITY #:

ADDRESS:	ACCOUNT #:

EMAIL:

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON NOVEMBER 8, 2021, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

You may tender all or a portion of your Shares at any of the different prices listed below. Regardless of the prices at which you decide to tender Shares, all of the Shares purchased pursuant to the Offer will be purchased for the same price as described in Section 1 of the Offer to Purchase. Use the first row if you are tendering all of your Shares at one price and check the box below the price you are selecting. If you are tendering less than all of your Shares, or you are tendering all of your Shares in portions at different prices, use the second row and indicate the price or prices at which you want to tender Shares by writing the number of Shares you want to tender at each such price on the line corresponding to that price. See Section 2—Procedures for Tendering Shares and Summary Term Sheet in the Offer to Purchase and the related Instructions to Letter of Transmittal set forth in the Important Instructions and Information for more details. Questions and requests for assistance may be directed to Georgeson by telephone toll-free at 888-877-5360.

1. Tendering ALL Shares at ONE Price

TENDER PRICE: (DOLLARS PER SHARE)	$25.00	$25.50	$26.00	$26.50	$27.00	$27.50	$28.00

(check ONLY ONE box to tender ALL shares at the indicated price per share)	☐	☐	☐	☐	☐	☐	☐

- - - - - - OR - - - - - -

2. Tendering less than all Shares or tendering Shares at more than one price

TENDER PRICE: (DOLLARS PER SHARE)	$25.00	$25.50	$26.00	$26.50	$27.00	$27.50	$28.00

(enter the number of Shares per price in whole Shares only)

NOTE: If you are completing box 2, the total number of Shares tendered cannot exceed the total number of Shares you own. Enter whole Shares only. See Section 9 of the Offer to Purchase for the treatment of any fractional Shares.

COMPLETE AND RETURN THIS PAGE TO TENDER YOUR SHARES TO ONE OF THE FOLLOWING ADDRESSES:

By Registered and Overnight Mail: InvenTrust Properties Corp. c/o Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021	By First Class Mail: InvenTrust Properties Corp. c/o Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011
SEE SIGNATURE REQUIREMENTS ON THE REVERSE SIDE.

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the registered Stockholder(s) or mailed to an address other than the address of record. If special payment instructions are not provided below, the check for the purchase price of Shares purchased will be sent to the address of record. If your payment is to be issued in the name of someone other than the registered Stockholder, then you will need to have your signature medallion guaranteed.

Issue check to:

Name (Please Print)

Street Address

City	State	Zip

SIGN HERE TO TENDER YOUR SHARES

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned “Capacity” and see Instructions 6, 7 and 8 in the Instructions to Letter of Transmittal.)

    Medallion Signature Guarantee

Only required if signing in any capacity other than as a Stockholder or if a third-party address is provided above. Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.

Signature & Date—Stockholder/Executor/Personal Representative

Signature & Date—Co-Stockholder/Co-Executor

Telephone Number
Capacity:	☐ Stockholder	☐ Personal Representative
	☐ Executor/Executrix	☐ Trustee
	☐ General Partner	☐ Power of Attorney

CUSTODIAN INFORMATION	Medallion Signature Guarantee Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.

Printed Name of Signer

Name of Custodian

Custodian Signature

Custodian Telephone and Email

Note: Proper evidence satisfactory to the Depositary must be submitted if Letter of Transmittal is signed in a fiduciary or representative capacity and a Medallion Stamp must be affixed in the box above.